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Exhibit 5.1

                      April 7, 2009

Micron Technology, Inc.
8000 South Federal Way
Boise, ID 83716

  Re:
  Micron Technology, Inc.—Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Micron Technology, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder. Pursuant to the Registration Statement, the Company is registering under the Act an indeterminate amount of the Company's debt securities (the "Debt Securities"), shares of the Company's Common Stock, $0.10 par value per share (the "Common Stock"), and warrants to purchase Debt Securities or Common Stock (the "Warrants"). The Debt Securities, the Common Stock and the Warrants are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus"), and the supplements to the Prospectus (the "Prospectus Supplements"). The Debt Securities may be senior debt securities (the "Senior Debt Securities"), subordinated debt securities (the "Subordinated Debt Securities") or convertible senior debt securities (the "Convertible Senior Debt Securities").

        The Senior Debt Securities are to be issued pursuant to a Senior Indenture, which has been filed as an exhibit to the Registration Statement (the "Senior Indenture"), to be entered into between the Company and a Trustee to be named therein. The Subordinated Debt Securities are to be issued pursuant to a Subordinated Indenture, which has been filed as an exhibit to the Registration Statement (the "Subordinated Indenture"), to be entered into between the Company and a Trustee to be named therein. Each such Senior Indenture or Subordinated Indenture may be supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of the Company creating such series. The Convertible Senior Debt Securities are to be issued pursuant to a Convertible Senior Note Indenture, which has been filed as an exhibit to the Registration Statement (the "Convertible Senior Note Indenture," and together with the Senior Indenture and the Subordinated Indenture, the "Indentures"), to be entered into between the Company and a Trustee to be named therein. The shares of Common Stock may be sold pursuant to an Underwriting Agreement (Common Stock) (the "Common Stock Underwriting Agreement"), and the Debt Securities may be sold pursuant to an Underwriting Agreement (Debt Securities) (the "Debt Securities Underwriting Agreement"), in substantially the respective forms to be filed as an exhibit to, or incorporated by reference in, the Registration Statement. The Debt Securities are to be issued in the forms included in the Indentures filed as exhibits to the Registration Statement.

        We have examined the Registration Statement, the Indentures and such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) a prospectus supplement will have been filed with the Securities and Exchange Commission describing the securities offered thereby; (f) all securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (g) a definitive purchase, underwriting or similar agreement with respect to any securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (h) any securities issuable upon conversion, exchange, redemption or exercise of any securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (i) with respect to shares of Common Stock, there will be sufficient shares of Common Stock authorized under the Company's certificate of incorporation, as amended and in effect at the relevant time, and not otherwise reserved for issuance, and (j) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

        We are opining herein as to the effect of the subject transaction with respect to the General Corporation Law of the State of Delaware and, with respect to our opinions set forth in paragraphs 1, 2 and 3 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws.

        Based on such examination, we are of the opinion that:

  1.
  When the issuance of the Senior Debt Securities has been duly authorized by appropriate corporate action and the Senior Debt Securities, in the form included in the Senior Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Senior Indenture and sold pursuant to the Debt Securities Underwriting Agreement, the applicable definitive purchase agreement or similar agreement approved by or on behalf of the Board of Directors of the Company (the "Board") or upon exercise of Warrants to purchase Senior Debt Securities, and (in the case of Senior Debt Securities acquired on the exercise of Warrants to purchase Senior Debt Securities) when the Company shall have received any additional consideration which is payable upon such exercise as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Senior Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Senior Indenture.

  2.
  When the issuance of the Subordinated Debt Securities has been duly authorized by appropriate corporate action and the Subordinated Debt Securities, in the form included in the Subordinated Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Subordinated Indenture and sold pursuant to the Debt Securities Underwriting Agreement, the applicable definitive purchase agreement or similar agreement approved by or on behalf of the Board or upon exercise of Warrants to purchase Subordinated Debt Securities, and (in the case of Subordinated Debt Securities acquired on the exercise of Warrants to purchase Subordinated Debt Securities) when the Company shall have received any additional consideration which is payable upon such exercise as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Subordinated Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Subordinated Indenture.

  3.
  When the issuance of the Convertible Senior Debt Securities has been duly authorized by appropriate corporate action and the Convertible Senior Debt Securities, in the form included in the Convertible Senior Note Indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Convertible Senior Note Indenture and sold pursuant to the Debt Securities Underwriting Agreement, the applicable definitive purchase agreement or similar agreement approved by or on behalf of the Board or upon exercise of Warrants to purchase Convertible Senior Debt

    Securities, and (in the case of Convertible Senior Debt Securities acquired on the exercise of Warrants to purchase Convertible Senior Debt Securities) when the Company shall have received any additional consideration which is payable upon such exercise as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Convertible Senior Debt Securities will be valid and binding obligations of the Company, entitled to the benefits of the Convertible Senior Note Indenture.

  4.
  When the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action, including any Common Stock that may be issuable pursuant to the conversion of any Debt Securities or the exercise of any Warrants to purchase Common Stock, and the shares of Common Stock have been duly issued, sold and delivered in accordance with the Common Stock Underwriting Agreement, the applicable definitive purchase agreement or other similar agreement approved by or on behalf of the Board or upon the conversion of any Debt Securities or upon the exercise of Warrants to purchase Common Stock, and (in the case of Common Stock acquired upon the exercise of Warrants to purchase Common Stock) when the Company shall have received any additional consideration which is payable upon such exercise and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the shares of Common Stock will be legally issued, fully paid and nonassessable.

  5.
  When the issuance of the Warrants has been duly authorized by appropriate corporate action and the Warrants have been duly executed and delivered against payment therefore, pursuant to a warrant agreement or agreements duly authorized, executed and delivered by the Company and a warrant agent, as applicable, and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Warrants will be valid and binding obligations of the Company.

        Our opinion is qualified as to:

  (a)
  limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

  (b)
  rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

  (c)
  general principles of equity, including without limitation, concepts of materiality, reasonableness, unconscionability, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitation of rights of acceleration regardless of whether such valid and binding effect are considered in a proceeding in equity or at law.

        We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment of supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                      Very truly yours,

                      WILSON SONSINI GOODRICH & ROSATI
                      Professional Corporation

                      /s/ WILSON SONSINI GOODRICH & ROSATI

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  Exhibit 5.1